Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 8, 2023, relating to the consolidated financial statements of Toro Corp., appearing in the Annual Report on Form 20-F of Toro Corp. for the fiscal year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
November 13, 2023